UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2007
Broadcom Corporation

(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5300 California Avenue, Irvine, California	92617

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 21, 2007, the Board of Directors (the “Board”) of Broadcom Corporation (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws. The Bylaws of Broadcom Corporation, as amended and restated through December 21, 2007 (the “Amended Bylaws”), include the following changes:
(i) To allow for the issuance, recordation and transfer of the Company’s securities by electronic or other means not involving the issuance of a certificate in compliance with The NASDAQ Stock Market’s requirement that all listed securities be eligible to participate in the Direct Registration System no later than January 1, 2008.
(ii) To allow delivery of the annual report to the Company’s shareholders by any means that conforms with the California Corporations Code (the “Code”).
(iii) To establish order of business and advance notice provisions for elections of directors and other shareholder proposals. The advance notice of shareholder business and nominations requirement generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends, at an annual or special meeting of shareholders, to nominate a person for election to the Company’s Board or to propose other business to be considered by shareholders. These procedures include, among other things, (A) that the shareholder give notice to the Secretary of the Company of the nomination or other proposed business to be brought before an annual meeting of shareholders, not less than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the day on which notice of the date of the prior year’s annual meeting was first mailed or delivered, (B) that the notice contain specified information regarding the proposal, including the director nominee, if applicable, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made, and (C) that the shareholder comply with certain other requirements (all as described in Sections 2.3, 2.6 and 2.7 of the Amended Bylaws, which are attached hereto as Exhibit 3.1).
(iv) To permit the use of electronic transmissions in connection with written shareholder proxies and notices of shareholder and director meetings, and to permit holding shareholder and director meetings by electronic transmission to the extent permitted by the Code.
(v) To provide for mandatory indemnification to the Company’s elected officers to the extent permitted by the Code.
(vi) To make certain non-substantive language and conforming changes, including changes to more exactly mirror the language used in the Code.
     The Amended Bylaws took effect upon adoption by the Board. The foregoing is a brief description of the material amendments reflected in the Amended Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. A marked copy of the Amended Bylaws, showing all of the changes and additions, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In accordance with the requirements of the Amended Bylaws, any shareholder proposing to nominate a candidate for election at the 2008 Annual Meeting of Shareholders, or who proposes to present other business to be considered at the 2008 Annual Meeting of Shareholders, must do so in accordance with the requirements of the advance notice provisions in the Amended Bylaws, including, without limitation, submission of the proper notice to the Company no earlier than December 30, 2007 and no later than January 29, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Bylaws of Broadcom Corporation, as amended through December 21, 2007.
99.1	Bylaws of Broadcom Corporation, as amended through December 21, 2007, marked to show all changes and additions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation
December 21, 2007	By:	/s/ Eric K. Brandt
		Name:	Eric K. Brandt
		Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Bylaws of Broadcom Corporation, as amended through December 21, 2007.
99.1	Bylaws of Broadcom Corporation, as amended through December 21, 2007, marked to show all changes and additions.